Exhibit 10.1

                              MUTUAL RESCISSION OF
                          SECURITIES EXCHANGE AGREEMENT

         This Mutual Rescission of Securities Exchange Agreement (the "Rescission Agreement") is entered into effective this 18th day of December, 2003 by and between Anza Capital, Inc., a Nevada corporation ("Anza"), American Residential Funding, Inc., a Nevada corporation ("AMRES"), and Sutter Holding Company, Inc., a Delaware corporation ("Sutter"). Each of Anza, AMRES, and Sutter shall be referred to as a "Party" and collectively as the "Parties."

                                    RECITALS

         WHEREAS, the Parties entered into that certain Securities Exchange Agreement dated July 18, 2003 (the "Exchange Agreement");

         WHEREAS, Section 4 of the Exchange Agreement provides that any Party may rescind that agreement by giving advance written notice to the other Parties;

         WHEREAS, the Parties desire to waive any advance notice provisions in the Exchange Agreement and rescind the Exchange Agreement in its entirety, effective immediately.

         NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the Parties covenant, promise and agree as follows:

                                    AGREEMENT

         1. RESCISSION: Effective on the date hereof, the Exchange Agreement is hereby rescinded in its entirety, and upon the completion of the deliveries set forth in Section 2 below, the obligations of each Party to the other Parties shall be terminated. All agreements entered into as contemplated by the Exchange Agreement, including but not limited to the Irrevocable Proxy's, are terminated effective on the date hereof.

         2. DELIVERIES: Within five (5) business days of the execution of this Rescission Agreement, the following shall occur:

        (a) AMRES shall deliver to Sutter Sixty Six Thousand Four Hundred Ninety Six (66,496) shares of Sutter common stock (the "Sutter Shares"), along with a medallion guaranteed stock power sufficient for Sutter to cancel the Sutter Shares;

        (b) Sutter shall deliver to AMRES One Million (1,000,000) shares of Series A Preferred Stock of AMRES (the "AMRES Shares"), endorsed or accompanied by a stock power sufficient for AMRES to cancel the AMRES Shares; and

        (c) Sutter shall deliver to ANZA warrants to acquire One Million (1,000,000) shares of Anza common stock, which Sutter hereby acknowledges will be terminated effective on the date hereof.

         3. REPRESENTATIONS AND WARRANTIES: Each of the Parties hereby represents, warrants and agrees as follows:

        (a) Each Party has all requisite corporate power and authority to enter into and perform this Rescission Agreement and to consummate the transactions contemplated hereby.

        (b) Each Party hereby agrees to indemnify and defend the other Parties and their directors and officers and hold them harmless from and against any and all liability, damage, cost or expense incurred on account of or arising out of the actions of an indemnifying party for:

                (i) Any breach of or inaccuracy in representations, warranties or agreements herein;

                (ii) Any action, suit or proceeding based on a claim that any of said representations, warranties or agreements were inaccurate or misleading or otherwise cause for obtaining damages or redress from an indemnifying party or any of its directors or officers.

        (c) The representations, warranties and agreements contained in this Rescission Agreement shall be binding on each Parties' successors, assigns, heirs and legal representatives and shall inure to the benefit of the respective successors and assigns of the other Parties.

         4. This Rescission Agreement may not be amended, canceled, revoked or otherwise modified except by written agreement subscribed by all of the Parties to be charged with such modification.


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         5. All Parties hereto agree to pay their own costs and attorneys' fees except as follows:

        (a) In the event of any action, suit or other proceeding instituted to remedy, prevent or obtain relief from a breach of this Agreement, arising out of a breach of this Agreement, involving claims within the scope of the releases contained in this Agreement, or pertaining to a declaration of rights under this Agreement, the prevailing Party shall recover all of such Party's attorneys' fees and costs incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.

        (b) As used herein, attorneys' fees shall be deemed to mean the full and actual costs of any legal services actually performed in connection with the matters involved, calculated on the basis of the usual fee charged by the attorneys performing such services.

         6. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws. Venue for any action brought under this Agreement shall be in the appropriate court in either Orange County or San Francisco County, California, at the discretion of the Party first bringing the action.

         7. The Parties agree and stipulate that each and every term and condition contained in this Agreement is material, and that each and every term and condition may be reasonably accomplished within the time limitations, and in the manner set forth in this Agreement.

         8. The Parties agree and stipulate that time is of the essence with respect to compliance with each and every item set forth in this Agreement.

         9. This Agreement, along with the exhibits hereto, sets forth the entire agreement and understanding of the Parties hereto and supersedes any and all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no Party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

         10. This Agreement may be executed in one or more counterparts, each of which when executed and delivered shall be an original, and all of which when executed shall constitute one and the same instrument.

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         IN WITNESS WHEREOF, the Parties hereto, agreeing to be bound hereby, execute this Agreement upon the date first set forth above.




"AMRES"                                       "Anza"


American Residential Funding, Inc.            Anza Capital, Inc.



----------------------------------            ----------------------------------
By:  Vincent Rinehart                         By:  Vincent Rinehart
Its:   President                              Its:    President




"Sutter"


Sutter Holding Company, Inc.



----------------------------------
By:  Robert E. Dixon
Its:  Co-CEO and President





















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